SCHEDULE 14A
                               (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

     Filed by the registrant (X)
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     ( ) Preliminary proxy statement
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                      FLAGSHIP TAX EXEMPT FUNDS TRUST
              (Name of Registrant as Specified in Its Charter)
                                    N/A
                 (Name of Person(s) Filing Proxy Statement)

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          6(j)(2) or Item 22(a)(2) of Schedule 14A.
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          Rule 14a-6(i)(3).
     ( )  Fee computed on table below per Exchange Act Rules 14a-(i)(4) and
          0-11.
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      [The following supplemental materials to the proxy statement of
      Flagship Tax Exempt Funds Trust will be sent only to shareholders of the following series of the Flagship Tax Exempt
      Funds Trust: Flagship Alabama Double Tax Exempt Fund, Flagship Connecticut Double Tax Exempt Fund, Flagship Georgia Double Tax Exempt Fund, Flagship Missouri Double Tax Exempt Fund, Flagship
      New Mexico Double Tax Exempt Fund, Flagship Wisconsin Double
      Tax Exempt Fund, Flagship All-American Tax Exempt Fund,
      Flagship Intermediate Tax Exempt Fund, and Flagship Limited
      Term Tax Exempt Fund.]

      December 26, 1996

      Dear Flagship Tax Exempt Funds Trust Shareholder,

      As previously announced, Flagship Resources Inc. intends to merge with The John Nuveen Company and create a single company with over 37 municipal bond mutual funds. The integration of the Nuveen and Flagship mutual fund families is expected to result in increased operating efficiencies and lower expenses for shareholders.

      Although many shareholders have returned their proxy materials, your vote is still needed. Certain changes regarding your fund have been proposed, specifically, how it is organized and managed, as part of the integration of the Nuveen and Flagship mutual fund families. These changes are simply designed to create uniform names, objectives and policies for all the mutual funds in the combined family, and to provide enhanced operating flexibility to help the funds continue to offer competitive returns in light of changing market conditions. THESE PROPOSALS WILL NOT RESULT IN ANY CHANGES TO YOUR FUND'S OVERALL CONSERVATIVE INVESTMENT PHILOSOPHY.

      On December 12, 1996, a 'Special' shareholder meeting was held to approve these changes to the organization and operation of the funds. At the Special meeting, shareholders of the Fund approved, and voting is now closed with respect to, Proposal 1
      - the new Investment Advisory Agreement with Nuveen Advisory Corp., Proposal 5 - the new Rule 12b-1 Plan with John Nuveen & Co. Incorporated, and Proposal 7 - the election of eight Trustees to the Board of Trustees. However, the Special meeting was adjourned until January 10, 1997 with respect to the other proposals to be considered because insufficient votes were received from shareholders of the Fund with respect to such adjourned proposals. Of the shareholders who voted at the Special meeting, the overwhelming majority voted for each of the adjourned proposals. The adjournment will give us the time necessary to solicit votes for these proposals.

      REGARDLESS OF THE SIZE OF YOUR HOLDINGS, YOUR VOTE IS VERY IMPORTANT. PROXY SOLICITATION IS THE ONLY VEHICLE THE FUNDS HAVE TO ADMINISTER THESE TYPES OF CHANGES; ABSTAINING FROM VOTING DOES NOT MEAN A VOTE IN FAVOR OF MANAGEMENT. THE BOARD OF TRUSTEES OF YOUR FUND STRONGLY BELIEVES THAT THESE CHANGES WILL BENEFIT YOUR FUND. WE URGE YOU TO VOTE IF YOU HAVE NOT DONE SO ALREADY.

      We have enclosed a brief recap of the most commonly asked questions about the proposals to help you make an informed decision. Please take a moment to review the proxy materials and then return your signed proxy card in the prepaid envelope. You may receive a follow up phone call to verify your receipt of the materials and to help answer any questions.

      Thank you for your continued confidence in Flagship. If you have any questions, please do not hesitate to call 800-414-
      7447. One of our service representatives will be pleased to assist you.

      Sincerely,

      Bruce P. Bedford
      Chairman of the Board